As filed with the Securities and Exchange Commission on August 14, 2019
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ASTEA INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	23-2119058
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

240 Gibraltar Road Horsham, Pennsylvania	19044
(Address of Principal Executive Offices)	(Zip Code)

ASTEA INTERNATIONAL INC. 2016 STOCK OPTION PLAN
(Full title of the plan)

Rick Etskovitz
Chief Financial Officer
Astea International Inc.
240 Gibraltar Road
Horsham, Pennsylvania 19044
(Name and address of agent for service)

(215) 682-2500
(Telephone number, including area code, of agent for service)

with a copy to:

Scott R. Jones, Esquire
Pepper Hamilton LLP
400 Berwyn Park
899 Cassatt Road
Berwyn, Pennsylvania 19312-1183
(610) 640-7800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (3)
Common Stock, par value $0.01 per share	560,000 shares	$5.00	$2,800,000	$339.36

(1)
This registration statement (the “Registration Statement”) registers the issuance of 560,000 shares of the common stock, $0.01 par value (the “Common Stock”), of Astea International Inc. (the “Registrant”), which are issuable pursuant to the Astea International Inc. 2016 Stock Option Plan (the “2016 Plan”).

(2)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, the Registration Statement shall be deemed to cover an indeterminate number of additional shares as may result from anti-dilution adjustments under the 2016 Plan and which may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

(3)	Calculated pursuant to Rule 457(c) and (h) of the Securities Act on the basis of the average of the high and low prices of the Common Stock as reported on the OTC Bulletin Board on August 13, 2019.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.                                                         Plan Information.

Astea International Inc., a Delaware corporation (the “Registrant”), shall deliver or cause to be delivered documents containing the information specified by Part I of this Registration Statement on Form S-8 (the “Registration Statement”) to participants in the Astea International Inc. 2016 Stock Option Plan (the “2016 Plan”) to which this Registration Statement relates, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).  The Registrant is not filing such documents with the Commission, but these documents (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.                                                         Registrant Information and Employee Plan Annual Information.

The Registrant will furnish without charge to each person to whom the prospectus is delivered pursuant to Rule 428(b)(1) of the Securities Act, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to Astea International Inc., 240 Gibraltar Road, Horsham, PA 19044, Attention: Rick Etskovitz, Chief Financial Officer, telephone number (215) 682-2500.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed with the Securities and Exchange Commission (the “Commission”) by the Registrant are incorporated herein by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2019 and June 30, 2019.

(c)	The Registrant’s Current Reports on Form 8-K filed with the Commission on January 18, 2019, March 8, 2019 and June 24, 2019 (as amended on June 25, 2019).

(d)
The description of the Registrant's Common Stock, $0.01 par value per share, contained in the Registration Statement on Form 8-A declared effective by the Commission on July 26, 1995, including any amendments or reports filed for the purpose of updating such description.

(e)
All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Indemnification Pursuant to Certificate of Incorporation of the Registrant. As permitted by the Delaware General Corporation Law (the "DGCL"), the Registrant’s Certificate of Incorporation provides that directors of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, relating to prohibited dividends or distributions or the repurchase or redemption of stock or (d) for any transaction from which the director derives an improper personal benefit.

Statutory Indemnification. Section 145 of the DGCL provides that a Delaware corporation may indemnify any person who is, or who is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action, judgments, fines and amounts actually paid by such person in settlement of such action, suit or proceeding. The foregoing indemnity is subject to such person having acted in good faith and in a manner such person reasonably believed to be in or not opposed to the corporation’s best interests (except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation) and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person’s conduct was illegal.

Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses that such officer or director has actually and reasonably incurred.

Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by us upon delivery to us of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by us.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•	transaction from which the director derives an improper personal benefit;

•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or redemption of shares; or

•	breach of a director’s duty of loyalty to the corporation or its stockholders.

Section 174 of the DGCL provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Section 145 of the DGCL also authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145.

The Registrant maintains liability insurance for the benefit of its directors and officers and has entered into customary indemnification agreements with its directors and officers.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit Number	Description

4.1*	Certificate of Incorporation of the Registrant (Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 33-92778)).

4.2*	By-Laws of the Registrant (Incorporated herein by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 33-92778)).

5.1	Opinion of Pepper Hamilton LLP (filed herewith).

10.1	Astea International Inc. 2016 Stock Option Plan (Incorporated herein by reference to Exhibit A to the Registrant’s Proxy Statement on Schedule 14A filed April 30, 2016).

23.1	Consent of EisnerAmper LLP (filed herewith).

23.2	Consent of Pepper Hamilton LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in signature page to this Registration Statement).

* Paper filing

Item 9. Undertakings.

Undertakings Required by Item 512(a) of Regulation S-K

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Horsham Township, Commonwealth of Pennsylvania, on August 14, 2019.

ASTEA INTERNATIONAL INC. By: /s/ Zack Bergreen Zack Bergreen Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Zack Bergreen and Rick Etskovitz, jointly and severally, his attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Zack Bergreen Zack Bergreen	Chief Executive Officer (Principal Executive Officer and Director)	August 14, 2019

/s/ Rick Etskovitz Rick Etskovitz	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 14, 2019

/s/ Keith Schneck Keith Schneck	Director	August 14, 2019

/s/ Suzanne Niemeyer Suzanne Niemeyer	Director	August 14, 2019

/s/ Eric Siegel Eric Siegel	Director	August 14, 2019